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                                                                   Exhibit 10.10

                         DEFERRED COMPENSATION AGREEMENT

             THIS AGREEMENT entered into this 19th day of July, 1989, by and between THE GRADALL COMPANY, an Ohio corporation, with principal offices at 406 Mill Avenue, S.W., New Philadelphia, Ohio 44663 (hereinafter called the "Company"), and BARRY L. PHILLIPS (hereinafter called the "Employee").

                          W I T N E S S E T H, T H A T

             WHEREAS, the Employee is a key executive employee of the Company, possessing substantial knowledge of and experience in the business of the Company, and such knowledge and experience has, and continues to be, of great value to the Company in the conduct of its business; and

             WHEREAS, the Company desires to secure for itself the continued services of the Employee until Employee retires, and to provide certain deferred compensation for Employee in consideration of Employee's past and future service;

             WHEREAS, the Corporation desires to assist the Executive in paying for life insurance on the life of the Executive; and

             WHEREAS, the Corporation has determined that this assistance in paying for life insurance can best be provided under a "split-dollar" type arrangement;

             IT IS NOW THEREFORE AGREED AS FOLLOWS:

             ARTICLE 1. DEFINITIONS. For purposes of this Agreement the following terms shall be defined as set forth in this Section 1.

                              1.1     "RETIREMENT AGE" shall mean the date upon
which employee attains age sixty-five (65), or such later date upon which Employee, with the consent of the Company, elects to retire after attaining age sixty-five (65) and to remain continuously in the employ of the Company until retirement.

                              1.2     "DESIGNATED BENEFICIARY" shall mean the
person or persons designated by Employee, in accordance with the provisions of
Section 6 hereof, to receive, in the event of Employee's death, any amounts payable to Employee hereunder.

             ARTICLE 2.  RETIREMENT OF EMPLOYEE.

                              2.1     DEFERRED COMPENSATION.  Upon attaining
Retirement Age, if Employee has remained continuously in the employ of the Company, Employee shall retire, whereupon the Company shall pay Employee annually in twelve (12) approximately equal monthly installments, for a period
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of fifteen (15) years certain, a retirement benefit in the amount of
Seventy-Eight Thousand Six Hundred Eighty Seven Dollars ($78,687).

                              2.2     DEATH OF EMPLOYEE AFTER RETIREMENT.  In
the event the Employee's death shall occur prior to the expiration of fifteen
(15) years from the date of Employee's retirement under this Section 2, the Company shall pay the annual deferred compensation described in Section 2.1 above to Employee's Designated Beneficiary for the balance of such fifteen (15) year period.

             ARTICLE 3.  DEATH OF EMPLOYEE PRIOR TO RETIREMENT.

                              3.1     DEATH BENEFIT.  In the event of
Employee's death prior to retirement pursuant to Section 2 hereof and prior to any earlier termination of Employee's employment with the Company, the Employee will be entitled to receive a life insurance benefit out of the proceeds of a life insurance policy, and, generally income tax exempt to this Employee's beneficiary but taxable during this Employee's working years to the extent of the annual value of his life insurance coverage under the split dollar agreement corresponding to policy # 8167285 issued by The New England Life insurance company (hereinafter referred to as the "Policy").

             ARTICLE 4.  TERMINATION OTHER THAN BY REASON OF
                         DEATH OR RETIREMENT.

                              4.1     FORFEITURE OF BENEFITS.  In the event
that Employee's employment with the Company shall hereafter terminate or be terminated for any reason, with or without cause, other than Employee's death or retirement as set forth hereinabove, the Executive shall receive a lump sum amount equal to the net cash surrender value of the Policy, or the right to continue the Policy.

             ARTICLE 5.  DISABILITY BENEFIT.

                              5.1     If the Employee's employment shall be
terminated by reason of disability while in the employ of the Corporation, the Employee shall be paid an amount equal to the net cash surrender value of the Policy, or the right to continue the Policy.

             ARTICLE 6.  DESIGNATED BENEFICIARY.

                              6.1     APPOINTMENT OF DESIGNATED BENEFICIARY.
Upon execution of this Agreement, Employee shall designate, in a writing in form satisfactory to the Board of Directors of the Company, and file with the Secretary of the Company, the person, persons or entity to whom payments of the benefits and/or deferred compensation, as set forth in Sections 2 and 3, hereof, shall be made in the event of Employee's death. Employee shall thereafter be free to amend, alter or change such designation, provided however, that any such amendment, alteration or change shall be made by a writing in form satisfactory to the Board of Directors of the Company and shall


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be filed with the Secretary of the Company.

             ARTICLE 7.  MISCELLANEOUS.

                              7.1     NO ASSIGNMENT WITHOUT CONSENT OF COMPANY.
Except as set forth herein, no rights of any kind under this Agreement shall, without the written consent of the Company, be transferable or assignable by the Employee, any Designated Beneficiary or any other person, or to be subject to alienation, encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary.

This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns.

                              7.2     INTERPRETATION.  All questions of
interpretation, construction or application arising under this Agreement shall be decided by the Board of Directors of the Company, whose decision shall be final and conclusive upon all persons.

                              7.3     SAVINGS CLAUSE.  In the event
that any provision or term of this Agreement is determined by any judicial, quasi-judicial or administrative body to be void or not enforceable for any reason, it is agreed upon intent of the parties hereto that all other provisions or terms of the Agreement shall be enforceable as if such void or nonenforceable provision or term had never been a part hereof.

                              7.4     CHANGE OF BUSINESS FORM.  The Corporation
agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Corporation herein set forth. The Corporation further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set for in this Paragraph 7.4, without having made adequate provision for the fulfilling of its obligations hereunder. In the event of any default with respect to the provisions of this Paragraph 7.4, the Employee (or other obligee or obligees) shall have transferred assets, until such default be corrected.

                              7.5     GOVERNING LAW.  This Agreement is
executed in and shall be construed in accordance with governed by the laws of the State of Ohio.

                              7.6     EMPLOYMENT OF EMPLOYEE BY COMPANY.
Nothing herein shall be construed as an offer or commitment by the Company to continue Employee's employment with the Company for any period of time.

             ARTICLE 8.  AMENDMENT OF AGREEMENT.

                              8.1     This Agreement may be revoked or amended


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in whole or in part by a writing signed by both of the parties hereto.

             IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

                                               THE GRADALL COMPANY

                                               By: /s/ Jack D. Rutherford
                                                  -------------------------


                                               /s/ Barry L. Phillips
                                               ----------------------------
                                                     BARRY L. PHILLIPS
                                                         "EMPLOYEE"


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